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Exhibit 10.23

                         INDEMNIFICATION AGREEMENT


      THIS INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into on the ____ day of February, 1997, among TWO TWO FIVE NORTH MILITARY CORP., a Florida corporation ("225"), PALM BEACH FINANCE AND MORTGAGE COMPANY, a Florida corporation ("PBF"), and FIRST CHOICE AUTO FINANCE, INC., a Florida corporation ("FCAF").


                           W I T N E S S E T H:

       THIS AGREEMENT is made and entered into under the following circumstances:

     A.   FCAF is acquiring the assets of 225 and PBF;

      B. 1st United Bank has extended credit to 225 and PBF pursuant to that certain Business Loan Agreement dated May 8, 1996, as to which David
E. Bumgardner ("DEB") and Beatrice E. Bumgardner ("BEB") are guarantors (225, PBF, DEB and BEB are referred to herein as the "Indemnified Parties" and the obligations of 225, PBF, DEB and BEB under such Business Loan Agreement are referred to herein as the "Obligations").

      NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the parties hereto covenant and agree as follows:

      1. Indemnification. FCAF shall indemnify and hold harmless the Indemnified Parties from and against the Obligations, including payments, liabilities, costs (including attorneys fees and costs), and penalties thereunder, however arising.

     2.   Indemnification Procedure.

           (a) Claim for Indemnity. If a claim shall arise for which any Indemnified Party shall be entitled to indemnification hereunder, the Indemnified Party shall notify FCAF in writing on receipt of notice of, or an Indemnified Party's obtaining actual knowledge of, such claim. Such notice shall specify all facts known to the Indemnified Party giving rise to such indemnity rights.

           (b) Right to Defend. If the facts giving rise to any claim for indemnification shall involve any actual or threatened action or demand by any third party against an Indemnified Party, FCAF shall be entitled (without prejudice to the Indemnified Party's right to participate at its own expense through counsel of its own choosing), at its expense and through a single counsel of its own choosing, to defend or prosecute such claim in the name of FCAF, or if necessary, in the name of the Indemnified Party. In any event, the Indemnified Party shall give FCAF advance written notice of any proposed compromise or settlement of any such claim. If the remedy sought in any such action or demand is solely money damages, FCAF shall have fifteen (15) days after receipt of such notice of settlement to object to the proposed compromise or settlement, and if it does so object, FCAF shall be required to undertake, conduct and control, through counsel of its own choosing and at its sole expense, the settlement or defense thereof, and the Indemnified Party shall cooperate with the Indemnifying Party in connection therewith.

       3. Notices. All notices, requests, consents, and other communications hereunder shall be in writing and delivered to the person to whom the notice is directed, either (i) in person, (ii) by U.S. Mail, as registered or certified item with return receipt requested, (iii) delivered by delivery service, or (iv) sent by facsimile, telex or telecopy. Notices delivered by mail shall be deemed to be given when deposited in a post office or other depository under the care or custody of the United States
Postal Service, enclosed in a wrapper, addressed properly with proper postage affixed or when received at the address set forth herein if delivered or sent by facsimile. All notices shall be addressed as follows:

          If to an Indemnified Party:        David E. Bumgardner
                                   13365 Doubletree Circle
                                   Wellington, Florida

          If to FCAF:                   First Choice Auto Finance, Inc.
                                   5200 S. Washington Avenue
                                   Titusville, Florida 32780

or to such other address or addresses as the party addressed may from time to time designate to the others in writing in accordance with this paragraph.

      4.    Counterparts.  This Agreement may be executed in  one  or  more
counterparts  by  the  parties  by  the  parties  hereto,  and   all   such
counterparts together shall constitute one and the same agreement.

      5. Successors, etc. This Agreement is for the benefit of the parties hereto, and shall be binding upon them, together with their respective heirs, executors, administrators, successors, and assigns. No right or obligation created hereunder shall be assignable or delegable by any party hereto without the prior written consent of every other party hereto.

      6. Governing Law; Jurisdiction. The validity, interpretation, and performance of this Agreement shall be governed by the laws of the State of Florida, without giving effect to the principles of comity or conflicts of laws thereof. Each party hereto agrees to submit to the personal jurisdiction and venue of the state and federal courts located in Brevard County, Florida, for a resolution of all disputes between the parties arising in connection with this Agreement, and hereby waives the claim or defense therein that such courts constitute an inconvenient forum.

      7. Costs of Enforcement. In the event a party initiates legal action (including both trial and appellate proceedings) to enforce his or its rights hereunder, the prevailing party in such action shall recover from the non-prevailing party in such action his or its reasonable litigation expenses (including, but not limited to reasonable attorneys' fees and court costs) of all such proceedings.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first written above.

                              FCAF:

                              FIRST CHOICE AUTO FINANCE, INC.


                              By: /S/  J. Neal Hutchinson, Jr.
                              Title: Vice President


                              225:

                              TWO TWO FIVE NORTH MILITARY
                              CORP.


                              By: David Bumgardner
                              Title: President


                              PBF:

                              PALM BEACH FINANCE AND
                              MORTGAGE COMPANY


                              By:David Bumgardner
                              Title:President